As filed with the Securities and Exchange Commission on April 28, 2000

                                                     Registration No. 333-84179
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                  --------------

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                  --------------

                            ALEXANDER & BALDWIN, INC.
               (Exact name of issuer as specified in its charter)
           HAWAII                                        99-0032630
  (State or other jurisdiction                (IRS Employer Identification No.)
of incorporation or organization)

                     822 BISHOP STREET, HONOLULU, HAWAII 96813
                (Address of principal executive offices) (Zip Code)

                                  --------------

                 ALEXANDER & BALDWIN, INC. 1983 STOCK OPTION PLAN

                             (Full title of the plan)

                                  --------------

                                 Michael J. Marks
            Vice President, General Counsel and Assistant Secretary
                            ALEXANDER & BALDWIN, INC.
                   822 BISHOP STREET, HONOLULU, HAWAII 96813
                    (Name and address of agent for service)
                                 (808) 525-6611
         (Telephone number, including area code, of agent for service)

                                  --------------

This Post-Effective Amendment No. 2 to the Registration Statement shall become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

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                                DE-REGISTRATION

On June 2, 1983, the Registrant registered with the Securities and Exchange Commission on a Form S-8 Registration Statement, Registration Number 002-84179 (first amended on August 30, 1991), 700,000 shares of the Registrant's Common Stock representing the total number of shares reserved for issuance under the Registrant's 1983 Stock Option Plan. The 700,000 shares were subsequently affected by a two (2) for-one (1) split of the Common Stock on March 9, 1984, a three (3)-for-two (2) split of the Common Stock on June 5, 1986 and a two
(2)-for-one (1) split of the Common Stock on June 2, 1988, resulting in a total of 4,200,000 shares of the Registrant's Common Stock reserved for issuance under the Registrant's 1983 Stock Option Plan. The 1983 Stock Option Plan has since been terminated. Registrant has determined that not all of the registered shares will in fact be issued under the 1983 Stock Option Plan and is hereby de-registering 477,046 of the previously registered shares, with such de-registration to be effective immediately upon the filing of this Post-Effective Amendment No. 2.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Honolulu, State of Hawaii, on this 28th day of April, 2000.

                                   ALEXANDER & BALDWIN, INC.


                                   By /s/ W. Allen Doane
                                      -------------------------
                                      W. Allen Doane
                                      President and Chief Executive Officer



          Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures                 Title                                 Date
----------                 -----                                 ----

/s/ W. Allen Doane         President and Chief Executive
-----------------------    Officer
W. Allen Doane             (Principal Executive Officer)
                           and Director                          April 28, 2000


/s/ G. Stephen Holaday     Vice President and Acting
-----------------------    Chief Financial Officer
G. Stephen Holaday         (Principal Financial Officer)         April 28, 2000


/s/ Thomas A. Wellman
-----------------------    Controller and Treasurer
Thomas A. Wellman          (Principal Accounting Officer)        April 28, 2000


Charles M. Stockholm *     Chairman of the Board                 April 28, 2000
-----------------------
Charles M. Stockholm

Michael J. Chun *          Director                              April 28, 2000
-----------------------
Michael J. Chun

Leo E. Denlea, Jr. *       Director                              April 28, 2000
-----------------------
Leo E. Denlea, Jr.

Walter A. Dods, Jr. *      Director                              April 28, 2000
-----------------------
Walter A. Dods, Jr.

Charles G. King *          Director                              April 28, 2000
-----------------------
Charles G. King

Carson R. McKissick *      Director                              April 28, 2000
-----------------------
Carson R. McKissick

C. Bradley Mulholland *    Director                              April 28, 2000
-----------------------
C. Bradley Mulholland


/s/ Lynn M. Sedway         Director                              April 28, 2000
-----------------------
Lynn M. Sedway


Maryanna G. Shaw *         Director                              April 28, 2000
-----------------------
Maryanna G. Shaw



* By /s/ Michael J. Marks
     --------------------
     Michael J. Marks
     Attorney-in-Fact